UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cadence Pharmaceuticals, Inc. (the “Company”) previously entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”), Silicon Valley Bank (“SVB”) and General Electric Capital Corporation (“GECC”) (collectively, the “Lenders”), dated December 22, 2011, which provided the Company with a growth capital loan facility of $30.0 million. On December 5, 2012, the Company entered into a First Amendment to the Loan Agreement (the “Amendment”) with the Lenders. The Amendment extended the end of the interest only period for the loan facility from December 31, 2012 to December 31, 2013, after which the Company will be required to make 30 monthly principal and interest payments to fully amortize the loan. This results in the maturity date of the loan facility being extended from June 1, 2015 to June 1, 2016. The interest rate from the date of the Amendment was reduced from 10.99% to 10.9545% per annum. In addition, the Amendment contains a financial covenant requiring the Company to maintain consolidated product revenue of at least $12.5 million in the aggregate per calendar quarter. The Company made a payment of approximately $752,304.03 at the closing of the Amendment that represented the accrued portion of the growth capital final payment due under the Loan Agreement through the date of the Amendment. This payment will not be deducted from the amount of the full growth capital final payment that will become due under the Loan Agreement. The Company also paid customary fees and expenses in connection with the closing of the Amendment. As of the date of the Amendment, the principal balance outstanding on the loan facility was $30.0 million.

The Company issued warrants to purchase an aggregate of 154,638 shares of common stock (collectively, the “Warrants”) with an exercise price of $3.88 per share to the Lenders in connection with the Amendment. Oxford received warrants to purchase 77,319 shares, SVB received warrants to purchase 28,345 shares and GECC received warrants to purchase 48,974 shares. The Warrants are immediately exercisable, and excluding certain mergers or acquisitions, will expire on the seven-year anniversary of the date of issuance.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Warrants, copies of which are attached as exhibits hereto and incorporated herein by reference, and the Loan Agreement, which is attached as an exhibit to the Company’s Form 8-K filed on December 27, 2011 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and made a part hereof.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated herein by reference and made a part hereof. The Warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

4.1*	Form of Warrant to Purchase Common Stock dated December 5, 2012

10.1	Second Amended and Restated Loan and Security Agreement dated December 22, 2011, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33103) as filed with the SEC on December 27, 2011

10.2*	First Amendment to Second Amended and Restated Loan and Security Agreement, dated December 5, 2012, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation

*	Included in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1*	Form of Warrant to Purchase Common Stock dated December 5, 2012

10.1	Second Amended and Restated Loan and Security Agreement dated December 22, 2011, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33103) as filed with the SEC on December 27, 2011

10.2*	First Amendment to Second Amended and Restated Loan and Security Agreement, dated December 5, 2012, by and among the Company and Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation

*	Included in this Report.